SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2004

(Date of report/date of

earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address,

if changed since last report)

ITEM	5. OTHER EVENTS

On March 1, 2004, Sky Financial Group, Inc. completed the sale of Sky Financial Solutions, its commercial leasing business. Sky Financial Group, Inc. is filing this report to restate certain financial information at December 31, 2003 and 2002 and for each of the three years ended December 31, 2003, 2002 and 2001 for the effect of reclassifying this business as a discontinued operation. Such information is contained in Exhibits 99.1 and 99.2 and is hereby incorporated by reference into this Report.

The reclassifications do not change previously reported consolidated net income, basic or diluted earnings per share, consolidated total assets or liabilities, or consolidated cash flows from operating activities, investing activities or financial activities. Except as otherwise described herein, the Company has not amended or restated any other information included in its Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: July 6, 2004	By:	/s/ Kevin T. Thompson
Kevin T. Thompson
Executive Vice President/
Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Crowe Chizek and Company LLC

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations, comprising Item 7 of Sky Financial Group, Inc’s Annual Report on Form 10-K for the year ended December 31, 2003.

99.2	Consolidated Financial Statements comprising Item 8 of Sky Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.